UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2018

HNI Corporation
(Exact name of registrant as specified in charter)

Iowa	1-14225	42-0617510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 East Second Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (563) 272-7400

(Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On April 20, 2018, HNI Corporation (the “Corporation”) amended and restated its credit facility to provide additional financial flexibility by increasing its borrowing capacity and to extend the term of its current facility.

The Corporation, certain domestic subsidiaries of the Corporation, the lenders and Wells Fargo Bank, National Association, as administrative agent, entered into the Third Amended and Restated Credit Agreement (the “Credit Agreement”) on April 20, 2018. The Credit Agreement amends and restates the Second Amended and Restated Credit Agreement, dated June 9, 2015, as amended by the First Amendment to Second Amended and Restated Credit Agreement, dated January 6, 2016 (the “Prior Facility”).

The Credit Agreement increases the revolving commitment of the lenders from $400,000,000 to $450,000,000 (while retaining the Corporation’s option under the Prior Facility to increase its borrowing capacity by an additional $150,000,000) and extends the maturity date from January 2021 to April 2023 with the option for two additional one-year extensions. Additionally, certain subsidiary guarantors under the Prior Facility were released as guarantors under the Credit Agreement.

The Credit Agreement contains customary affirmative and negative covenants, events of default and acceleration provisions for credit facilities of this type. The covenants permit the Corporation to use proceeds of the loans to provide for the working capital and general corporate requirements of the Corporation, including acquisitions, payment of dividends and stock repurchases. All other material terms and conditions of the Credit Agreement remain unchanged from the Prior Facility, a description of which can be found in “Note 7. Long-Term Debt” in the Notes to Consolidated Financial Statements included in the Corporation’s Annual Report on Form 10-K filed on February 23, 2018.

Some of the lenders or their affiliates perform commercial banking, investment banking, underwriting and other financial advisory services for the Corporation, for which they receive customary compensation.

The foregoing description of the Credit Agreement and related matters is only a summary and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Section 2 - Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1
Third Amended and Restated Credit Agreement, dated as of April 20, 2018, by and among HNI Corporation, as borrower, certain domestic subsidiaries of HNI Corporation, as guarantors, certain lenders and Wells Fargo Bank, National Association, as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION
Date:	April 24, 2018	By	/s/ Steven M. Bradford
Steven M. Bradford Senior Vice President, General Counsel and Secretary